UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2010

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 2.05.                      Costs Associated with Exit or Disposal Activities.

On November 3, 2010, after union members rejected a proposal developed by union leadership on October 17, 2010 and again on November 2, 2010, Olin Corporation (the “Company”) approved a plan to relocate Winchester’s Centerfire Operations to Oxford, Mississippi, current home of the Company’s Rimfire operations. It is possible that the Company will incur material charges in connection with the transfer of these operations over the next several years.  The Company is unable to make an estimate of these expenses at the current time.

The Company will file an amendment to this Report at such time as it is able to reasonably estimate the expenses associated with the transfer.

Attached as Exhibit 99.1 is a copy of the Company’s press release dated November 3, 2010 announcing the Company’s Winchester Centerfire Operations and approximately 1,000 jobs will be relocated from East Alton, Illinois to Oxford, Mississippi.

Item 7.01.                      Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.  Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of the Company's press release dated November 3, 2010, announcing the Company’s Winchester Centerfire Operations and approximately 1,000 jobs will be relocated from East Alton, Illinois to Oxford, Mississippi.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibit No.	Exhibit
99.1	Press Release dated November 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:           /s/ George H. Pain
 Name:  George H. Pain
 Title:    Senior Vice President, General Counsel and Secretary

Date:  November 3, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated November 3, 2010